EXHIBIT 3.1

                           CERTIFICATE OF DESIGNATION
                           OF SERIES A PREFERRED STOCK
                                       of
                           GATEWAY ENERGY CORPORATION
                           --------------------------

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

          We, Robert Panico, President and Chief Executive Officer, and Christopher Rasmussen, Secretary of Gateway Energy Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Sections 103 and 151(g) thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation, as amended, of the Corporation, the Board of Directors on February 26, 2010, adopted the following resolution creating a series of Three Thousand Five Hundred (3,500) shares of Preferred Stock designated as Series A Preferred Stock, par value $1.00 per share:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), a series of Preferred Stock, par value $1.00 per share, of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be Three Thousand Five Hundred (3,500). Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares outstanding plus the number of shares reserved for issuance upon the exercise of outstanding rights to purchase or convert into shares of Series A Preferred Stock.

          Section 2. Dividends and Distributions.

               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.25 per share (the "Common Stock"), of the Corporation and of any other class of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of Series A Preferred Stock ("Junior

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          Stock"), shall be entitled to receive, when, as and if declared by the
          Board of Directors out of funds legally available for the purpose, dividends payable in cash in an amount per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount of all non-cash dividends or (other distributions other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock. In the event the Corporation shall at any time after February 26, 2010 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount of dividends to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Board of Directors of the Corporation shall not declare a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) unless it shall concurrently therewith declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above. Payment of a dividend or distribution determined on the Series A Preferred Stock shall be in preference to payment of any dividend or distribution on the Common Stock or any Junior Stock.

               (C) The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. Except as otherwise provided herein or by law and in addition to the rights provided in Article Three of the Certificate of Incorporation, the holders of shares of Series A Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at

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          any time (i) declare any dividend on Common Stock payable in shares of
          Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common
          Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) The holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4. Certain Restrictions.

               (A) Whenever dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i) declare or pay dividends (other than a dividend payable in shares of Common Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Junior Stock;

                    (ii) declare or pay dividends on or make any other
               distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock ("Parity Stock"), except dividends paid ratably on the Series A Preferred Stock and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

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                    (iii) redeem or purchase or otherwise acquire for
               consideration shares of any Parity Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Parity Stock in exchange for shares of any Junior Stock; or

                    (iv) purchase or otherwise acquire for consideration any
               shares of Series A Preferred Stock, or any shares of Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6. Liquidation, Dissolution or Winding Up.

               (A) Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to rights upon liquidation (voluntary or otherwise), dissolution or winding up, the holders of the shares of Series A Preferred Stock, in preference to the holders of Common Stock and any Junior Stock, shall be entitled to receive upon such liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, $1,000.00 per share, plus an amount equal to any unpaid dividends and distributions thereon to the date of such payment ("Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no

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          additional distribution shall be made to the holders of shares of
          Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 10,000 (such number in clause (ii), the "Adjustment Number"). Following payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

               (B) In the event, however, that there are not sufficient assets available to permit payment in full of the aggregate amount of the Series A Liquidation Preference and the liquidation preferences of all series of Parity Stock, then such remaining assets shall be distributed ratably to the holders of such Series A Preferred Stock and Parity Stock in proportion to their respective aggregate liquidation preferences. After payment of the Series A Liquidation Preference, in the event that there are not sufficient assets available to permit payment in full of the aggregate amount of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (C) In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock (by reclassification or otherwise), or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in

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     kind), as the case may be, into which or for which each share of Common
     Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock (by reclassification or otherwise), or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

          Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock, or any similar stock that specifically provides that it shall rank prior to the shares of Series A Preferred Stock, as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. Nothing herein shall preclude the Board of Directors from creating any series of Preferred Stock or any similar stock ranking on a parity with or prior to the shares of Series A Preferred Stock as to the payment of dividends or the distribution of assets.

          Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

          Section 11. Amendment. The Certificate of Incorporation, including this Certificate of Designation establishing the shares of the Series A Preferred Stock, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock voting separately as a class.

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     IN WITNESS WHEREOF, this Certificate is executed on behalf of the
Corporation by its president and attested by it Secretary this 26th day of February, 2010.


                                           /s/  Robert Panico
                                           ------------------------------------
                                                Robert Panico
                                                President and
                                                Chief Executive Officer


ATTEST:

/s/  Christopher Rasmussen
----------------------------------
     Christopher Rasmussen
     Secretary




STATE OF TEXAS    )
                  ) ss.
COUNTY OF HARRIS  )

     BE IT REMEMBERED, that before me, a notary public in and for the aforesaid county and state, personally appeared Robert Panico, President and Chief Executive Officer, and Christopher Rasmussen, Secretary, of Gateway Energy Corporation, a Delaware corporation, who are known to me to be the same persons who executed the foregoing instrument, and duly acknowledged the execution of the same this 26th day of February, 2010.


                                            Notary Public

My commission expires:

------------------------


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